Exhibit 99.2

EVANS & EVANS, INC.
SUITE 130, 3RD FLOOR, BENTALL II, 555 BURRARD STREET VANCOUVER, BRITISH COLUMBIA CANADA V7X 1M8	19TH FLOOR, 700 2ND STREET SW CALGARY, ALBERTA CANADA T2P 2W2	41ST FLOOR, 40 KING STREET W TORONTO, ONTARIO CANADA M5H 3Y2

CONSENT OF EVANS & EVANS, INC.

March 11, 2024

To:   The Board of Directors of DevvStream Holdings Inc.

We refer to the fairness opinion dated September 12, 2023 (the “Fairness Opinion”), which we prepared for the board of directors of DevvStream Holdings Inc. in connection with the proposed business combination with Focus Impact Partners LLC on behalf of Focus Impact Acquisition
Corp. (“FIAC”).

We consent to the inclusion of the full text and a summary of the Fairness Opinion in the Preliminary Proxy Statement / Prospectus dated on March 11, 2024 (the “Proxy Statement”), which forms part of a registration statement on Form S-4 filed with by FIAC, and reference to our firm name and the Fairness Opinion in the Proxy Statement. The Fairness Opinion was given as of September 12, 2023 and remains subject to the assumptions, qualifications and limitations contained therein.

/s/ Evans & Evans, Inc.
EVANS & EVANS, INC.

Tel: (604) 408-2222 | www.evansevans.com